EXECUTION



                      TENTH AMENDMENT TO CREDIT AGREEMENT

     THIS TENTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 19, 1997 (this "Amendment"), to the Existing Credit Agreement (as defined below) is entered into by and among TRIANGLE PACIFIC CORP., a Delaware corporation (the "Borrower"), and the various financial institutions parties hereto (collectively, the "Lenders"), BANK OF AMERICA NT&SA as co-agent (the "Co-Agent") for the Lenders, and the BANK OF NOVA SCOTIA as the agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders, the Co-Agent and the Agent have heretofore entered into that certain Credit Agreement, dated as of August 4, 1993 (together with all Exhibits, Schedules and Attachments thereto, in each case as amended or otherwise modified prior to the date hereof, being collectively referred to herein as the "Existing Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as set forth below; and

     WHEREAS, the Lenders are willing, on the terms and conditions set forth below, to amend the Existing Credit Agreement in certain respects as provided herein (the Existing Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the Lenders hereby agree as follows:


I.

                                    DEFINITIONS

1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "Affirmation and Consent" means the affirmation and consent executed and delivered pursuant to Subpart 3.1.4.

     "Agent" is defined in the first recital.

     "Amendment" is defined in the preamble.

     "Anderson-Tully Agreement" is defined in Subpart 2.3.

     "Borrower" is defined in the preamble.

     "Co-Agent" is defined in the preamble.

     "Credit Agreement" is defined in the third recital.

     "Existing Credit Agreement" is defined in the first recital.

     "Lenders" is defined in the preamble.

     "RHF" means Robbins Hardwood Flooring, Inc., a Delaware corporation formed by Borrower to complete the purchase of the Robbins Assets.

     "Robbins Assets" means the assets of the Robbins Sellers to be purchased by the Borrower or RHF pursuant to the Robbins Letter of Intent.

     "Robbins Letter of Intent" means the letter of intent between the Borrower and Robbins, Inc., Searcy Flooring, Inc. and James H. Stoehr Jr., dated December 23, 1996, as amended to the date of the Tenth Amendment.

     "Robbins Sellers" means, collectively, Robbins, Inc. and Searcy Flooring
Inc.

     "Tenth Amendment" is defined in Subpart 3.1.

     "Tenth Amendment Effective Date" is defined in Subpart 3.1.

2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings provided therein.


III.


                       AMENDMENTS TO AND CONSENTS UNDER THE
                           EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Tenth Amendment Effective Date, and in reliance upon the representations and warranties made herein and (if any) in each other agreement furnished to the Agent pursuant to the terms hereof or in connection herewith, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and the assumption of the Anderson-Tully Agreement by Borrower or RHF is hereby consented to, all in accordance with this Part II. Except as expressly so amended or modified by this Amendment, the Existing Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with their respective terms.

1. Amendments to Article I ("DEFINITIONS AND ACCOUNTING TERMS"). Article I of the Existing Credit Agreement is hereby amended in accordance with Subpart 2.1.1.

1. Section 1.1 ("Defined Terms") of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "RHF" means Robbins Hardwood Flooring, Inc., a Delaware corporation formed by Borrower to complete the purchase of the Robbins Assets.

          "Robbins Assets" means the assets of the Robbins Sellers to be purchased by the Borrower or RHF pursuant to the Robbins Letter of Intent.

          "Robbins Letter of Intent" means the letter of intent between the Borrower and Robbins, Inc., Searcy Flooring, Inc. and James H. Stoehr Jr., dated December 23, 1996, as amended to March 19, 1997.

          "Robbins Sellers" means, collectively, Robbins, Inc. and Searcy Flooring Inc.

2. Amendments to Article VII ("COVENANTS"). Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1, Subpart 2.2.2, Subpart 2.2.3, Subpart 2.2.4, Subpart 2.2.5, Subpart 2.2.6 and Subpart 2.2.7.

1. Section 7.2.2 ("Indebtedness") of the Existing Credit Agreement is hereby amended by (a) deleting the word "and" following the semi-colon appearing at the end of clause (c)(ii) of such subsection, (b) inserting the word "and" following the semi-colon appearing at the end of clause (c)(iii) of such subsection and (c) inserting a new clause (iv) to such subsection which shall read as follows:

     "(iv) Indebtedness incurred or assumed by the Borrower or RHF in an aggregate principal amount not to exceed ten million dollars
     ($10,000,000) and of the types described in Item 7.2.2(c)(iv) of the Disclosure Schedule."

2. Clause (c) of Section 7.2.3 ("Liens") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

     "(c) Liens

          (i) granted prior to the Closing Date to secure payment of Indebtedness of the type permitted and described in clause (c)(i) of
     Section 7.2.2;

          (ii) granted by Hartco to secure the payment of Indebtedness incurred by Hartco in an aggregate principal amount not to exceed $16,500,000 and of the type permitted and described in Item 7.2.3(c)(ii) of the Disclosure Schedule; and

          (iii) granted or assumed by the Borrower or RHF in the Robbins Assets to secure the payment of Indebtedness described in paragraphs 1, 2 and 3 of Item 7.2.2 (c)(iv) of the Disclosure Schedule and of the type permitted and described in Item 7.2.3(c)(iii) of the Disclosure Schedule;"

3. Clauses (b) and (c) of Section 7.2.4 ("Financial Condition") of the Existing Credit Agreement are hereby amended in their respective entireties to read as follows:

     "(b) the ratio of Funded Debt (excluding Contingent Liabilities relating to such Debt) to EBITDA, as of the last day of any Fiscal Quarter during each Fiscal Year set forth below to be greater than the ratio set forth opposite such Fiscal Year:

          Fiscal Year                         Ratio
          -----------                         -----

          1996                                3.25:1

          1997                                3.00:1

          1998                                2.50:1

          1999                                2.50:1

          2000                                2.50:1;

     "(c) the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter during each Fiscal Year set forth below to be less than the ratio set forth opposite such Fiscal Year:

                                              Fixed Charge
          Fiscal Year                         Coverage Ratio
          -----------                         --------------

          1996                                   .95:1

          1997                                   .92:1

          1998                                  1.05:1

          1999                                  1.10:1

          2000                                  1.10:1;"


4. Clause (e) of Section 7.2.5 ("Investments") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

     "(e)

          (i) Investments by the Borrower in Hartco arising from the transaction contemplated by the Hartco Letter of Intent;

          (iii) Investments by the Borrower in RHF arising from the transaction contemplated by the Robbins Letter of Intent; and

          (iii) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries (except Permitted Foreign Subsidiaries), or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;"

5. Section 7.2.7 ("Capital Expenditures, Etc.") of the Existing Credit Agreement is hereby amended by (a) deleting the period at the end of such subsection and (b) inserting a new clause in place thereof to read as follows:

     "; provided, further, that for Fiscal Year 1997 only, the amount of Permitted Capital Expenditures shall be increased by the Capital Expenditures attributable to the purchase of the Robbins Assets in an amount not to exceed $70,000,000."

6. Clause (a) of Section 7.2.14 ("Negative Pledges, Restrictive Agreements, Etc.") of the Existing Agreement is hereby amended to read in its entirety as follows:

     "(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned (other than prohibitions contained in documents governing industrial revenue bonds to which Harto or Robbins are parties as in effect on March 19, 1997) or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agrement or any other Loan Document; or"

7. The Disclosure Schedule is hereby amended by adding thereto Items 7.2.2(c)(iv) and 7.2.3(c)(iii) as set forth in Annex I hereto.

3. Consent under Section 7.2.9 ("Take or Pay Contracts"). In connection with the purchase of the Robbins Assets, Borrower or RHF intends to assume that certain agreement for the purchase of veneers dated as of January 12, 1995 by and between Anderson-Tully Company and Robbins, Inc. under which Borrower will have an irrevocable obligation to purchase up to the required amount of veneer when delivered for a five-year term as provided therein (the "Anderson-Tully Agreement"). As of the Tenth Amendment Effective Date, Agent and each Lender hereby (i) consents to Borrower's or RHF's assumption and performance of Robbins, Inc.'s obligations under the Anderson-Tully Agreement, and (ii) waives any Default or Event of Default arising under Section 7.2.9 of the Existing Credit Agreement directly therefrom.


IV.

                          CONDITIONS TO EFFECTIVENESS

1. Tenth Amendment Effective Date. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as the "Tenth Amendment", on the date (the "Tenth Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

1. Delivery of RHF Guaranty. The Agent shall have received, for the benefit of each Lender, the Issuer and the Agent, a guaranty in respect of the Obligations in a form reasonably satisfactory to the Agent, duly executed and delivered by an Authorized Officer of RHF, dated as of the Tenth Amendment Effective date (the "RHF Guaranty)".

2. Delivery of RHF Security Agreement. The Agent shall have received, for the benefit of each Lender, the Issuer and the Agent, a security agreement in a form reasonably satisfactory to the Agent, duly executed and delivered by an Authorized Officer of RHF, dated as of the Tenth Amendment Effective Date (the "RHF Security Agreement"), together with such opinions in form and substance and from counsel satisfactory to Agent, as the Agent may require, together with (i) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in such security agreement previously granted by any Person, (ii) Uniform Commercial Code financing statements naming RHF as the debtor and the Agent as the secured party to be filed under all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to such security agreement and (iii) certified copies of Uniform Commercial Code requests for information or similar search reports dated a date reasonably near the date of the acquisition of RHF listing all effective financing statements which name RHF as a debtor.

3. Solvency Certificate. The Agent shall have received for the benefit of each Lender, the Issuer and the Agent, a solvency certificate of an Authorized Officer of Borrower, in a form reasonably satisfactory to the Agent, dated as of the Tenth Amendment Effective Date.

4. Affirmation and Consent. The Agent shall have received a duly executed copy of the Affirmation and Consent to this Amendment, in a form reasonably satisfactory to the Agent, duly executed and delivered by each Obligor.

5. Acquisition of Robbins Assets. The acquisition of the Robbins Assets by Borrower or RHF shall have been completed without a material change in the terms of the acquisition from those set forth in the Robbins Letter of Intent, except as may be otherwise consented to by the Required Lenders.

6. Expenses. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, reimbursement of all the Agent's expenses incurred and payable by Borrower under Subpart 4.5.

7. Environmental Audits. The Agent shall have received such assurances from the Borrower or reports from an environmental consultant relating to environmental audits of material real property to be acquired in the acquisition of the Robbins Assets reasonably satisfactory in scope and results to the Agent.

8. Opinions of Counsel. The Agent shall have received such opinions, each dated the Tenth Amendment Effective Date, in form and substance and from counsel satisfactory to the Agent, as the Agent may require.

9. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel. The Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agent and its counsel.

10. Execution of Counterparts. The Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower and each of the Lenders.

11. Resolutions. etc. The Agent shall have received in form and substance satisfactory to the Agent,

     (a) a certificate, dated the Tenth Amendment Effective Date, of the Borrower's Secretary or Assistant Secretary as to

          (i) resolutions of the Borrower's Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Loan Document executed or to be executed by it in connection herewith; and

          (ii) the incumbency and signatures of those officers of the Borrower authorized to act with respect to this Amendment and each other Loan Document executed or to be executed by it in connection herewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate;

     (b) a certificate, dated the Tenth Amendment Effective Date, of the Secretary or Assistant Secretary of RHF, or of the Secretary or Assistant Secretary of the general partner of RHF, as to

          (i) resolutions of the Board of Directors of RHF, or the general partner of RHF, then in full force and effect authorizing the execution, delivery and performance of a guaranty and security agreement (as such are described in Subparts 3.1.1 and 3.1.2, below) and each other Loan Document executed or to be executed by RHF or by the general partner of RHF, in the name and on behalf of RHF, in connection herewith and therewith; and

          (ii) the incumbency and signatures of those officers of RHF, or the general partner of RHF, authorized to act with respect to the guaranty and the security agreement of RHF described in Subparts 3.1.1 and 3.1.2 below and each other Loan Document executed or to be executed by RHF or by the general partner of RHF, in the name and on behalf of RHF, in connection herewith and therewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of RHF cancelling or amending such prior certificate;

          (c) a certificate, dated the Tenth Amendment Effective Date, of the Secretary or Assistant Secretary of each other Obligor as to

               (i) resolutions of such Obligor's Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Affirmation and Consent and each other Loan Document executed or to be executed by it in connection herewith; and

               (ii) the incumbency and signatures of those officers of such Obligor authorized to act with respect to the Affirmation and Consent and each other Loan Document executed or to be executed by it in connection herewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor cancelling or amending such prior certificate; and

          (d) such other documents (certified if requested) or certificates as the Agent may reasonably request with respect to this Amendment, the Affirmation and Consent, any other Loan Document or any Organic Document or approval.


V.

                          MISCELLANEOUS; REPRESENTATIONS

1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement (and, following the Tenth Amendment Effective Date, the Credit Agreement).

3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

5. Payment of Expenses. The Borrower hereby agrees to pay and reimburse the Agent for all of its reasonable expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Agent.

6. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8. Compliance with Warranties. No Default, etc. Both before and after giving effect to the occurrence of the Tenth Amendment Effective Date and the amendments to the Existing Credit Agreement set forth above, the Borrower represents and warrants to the Lenders that the following statements are true and correct:

          (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) of the Existing Credit Agreement and the representations and warranties set forth in
     Article III of each Security Agreement and in Article III of each Subsidiary Guaranty and in each other Loan Document are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect (including with respect to this Amendment or any other Loan Document delivered in connection herewith); and

               (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which could result in a Material Adverse Effect (including with respect to this Amendment or any other Loan Document delivered in connection herewith); and

               (iii)   no Default has occurred and is continuing.

9. Additional Representations. In order to induce the Lenders and the Agents to enter into this Amendment, the Borrower hereby additionally represents and warrants as follows:

          (a) the execution and delivery of this Amendment and the performance by the Borrower and each of its Subsidiaries of each of their respective obligations hereunder, under each other Loan Document, under the Existing Credit Agreement as amended hereby and, upon the occurrence of the Tenth Amendment Effective Date, under the Credit Agreement are within such Person's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required), and do not (i) contravene such Person's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Person or (iii) result in, or require the creation or imposition of, any Lien on any of such Person's properties (other than pursuant to a Loan Document); and

          (b) this Amendment, each other Loan Document, the Existing Credit Agreement as amended hereby and, upon the occurrence of the Tenth Amendment Effective Date, the Credit Agreement are the legal, valid and binding obligations of the Borrower and each of its Subsidiaries, as applicable, enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).



         [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                       TRIANGLE PACIFIC CORP.



                                       By:  ---------------------------------
                                            Title:



                                       THE BANK OF NOVA SCOTIA



                                        By:  --------------------------------
                                             Title:



                                        BANK OF AMERICA NT&SA



                                        By:  --------------------------------
                                             Title:



                                        COMERICA BANK - TEXAS



                                       By:  ---------------------------------
                                            Title:

                              DISCLOSURE SCHEDULE

                                                             Item 7.2.2(c)(iv)


1.   $8,000,000 Industrial Development Bonds Issued September 1, 1989.

     a. $5,000,000 City of Warren Arkansas Industrial Development Revenue Bonds, Series A, issued on September 1, 1989, variable interest rate (4.25% at October 31, 1996), due in annual installments through September 1999.

     b. $3,000,000 City of Warren Arkansas Industrial Development Revenue Bonds, Series B, issued on September 1, 1989, variable interest rate (4.75% at October 31, 1996), due in annual installments through September 1999.

     Loan Agreement:

          Section 6.1: Robbins must maintain its corporate existence, with certain exceptions.
          Section 7.1: Assignment only to domestic corporation who assumes all of the obligations of Robbins thereunder.

      Promissory Note:          Payments of interest and principal due on or
                                before dates set forth in the Indenture for payment of principal and interest on the bonds.

     Reimbursement Agreement:

          Section 9.3: Robbins may not assign any of its obligations relating to the bonds or projects financed
                                thereby      without the consent of the letter
                                of credit bank.

     Indenture:                The bonds are optionally redeemable by the
                               issuer on the first day of each March, June, September and December (provided that Robbins has previously elected to have the remarketing agent adjust the interest rate on the bonds every ninety days).


2.   $1,600,000 Economic Development Revenue Bonds Issued February 1, 1994.

     $1,600,000 Arkansas Development Finance Authority Economic Development Revenue Bonds issued February 1, 1994, Series D, 3.25% fixed interest rate, due in annual installments through February 2001.

     Loan Agreement:

          Section 5.07: Searcy must maintain its corporate existence, with certain exceptions.
          Section 5.05: Assignment only with issuer's or trustee's consent.

     Promissory Note:            Payments of interest and principal due on the
                                 dates set forth on the payment schedule
                                 attached thereto. Prepayments only allowed in limited circumstances under the loan agreement and the indenture before the bonds are redeemed.

     Indenture:                  The bonds may not be redeemed until February
                                 1, 1999.


3.   $3,860,000 Industrial Development Bonds Issued October 1, 1996:

     a. $1,860,000 Arkansas Development Finance Authority Industrial Development Revenue Bonds issued on October 1, 1996, Series J, various fixed interest rates ranging from 4.3% to 5.5%, due in annual installments through September 2006.

     B. $2,000,000 Arkansas Development Finance Authority Industrial Development Revenue Bonds issued on October 1, 1996, Series K, various fixed interest rates ranging from 4.4% to 5.7%, due in annual installments through September 2006.

     Loan Agreement:

          Section 5.07: Robbins must maintain its corporate existence, with certain exceptions.
          Section 5.05: Assignment only with issuer's or trustee's consent.

     Promissory Note:            Payments of interest and principal due on the
                                 dates set forth on the payment schedule
                                 attached thereto. Prepayments only allowed in limited circumstances under the loan agreement and the indenture before the bonds are redeemed.

     Indenture:                  The bonds may not be redeemed until October
                                 1, 2004.

4. Note payable to Warren Bank and Trust Company in original principal amount of $628,538 and secured by a mortgage on certain land and buildings included in the Robbins Assets. The remaining principal and interest due at the closing of the acquisition will be repaid by Borrower at the closing and the mortgage released.

5. Notes payable by James H. Stoehr, Jr., Katherine M. Stoehr, Thomas C. Stoehr and James H. Stoehr III to Warren Bank & Trust Co. and others in the aggregate original principal amount of up to $200,000 and secured by a liens on certain land and equipment included in the Robbins Assets. The remaining principal and interest due at the closing of the acquisition will be repaid by Borrower at the closing and the liens released.

                                                            Item 7.2.3(c)(iii)

Purchase money mortgages, purchase money security interests or other Liens granted to secure payment of Indebtedness incurred by Robbins Sellers and assumed by Borrower or RHF (a) for the purpose of financing the construction of properties or fixed improvements or (b) in respect of Purchase Money Obligations for property used in a Permitted Business, and covering only (together in each case with accessions and fixtures thereto) the property so acquired or the properties or fixed improvements so constructed (it being understood that any Lien granted on property so acquired may also encumber and extend to properties and fixed improvements constructed thereon, and any Lien granted on properties and fixed improvements so constructed may also encumber and extend to property so acquired on which such improvements are constructed).